Exhibit 21.1


                              LIST OF SUBSIDIARIES
                                       OF
                             SUMMIT LIFE CORPORATION


      The following are subsidiaries of Summit Life Corporation:

               Great Midwest Life Insurance Company, a Texas corporation; and

               Summit Property Management, Inc., an Oklahoma corporation.